UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

PRIME RESOURCE, INC.

(Exact name of registrant as specified in its charter)

UTAH	333-88480	#04-3648721
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1245 East Brickyard Road, Suite 590, Salt Lake City, UT	84106
(Address of Principal Executive Offices)	(Zip Code)

(801) 433-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On January 15, 2007, Prime Resource, Inc. (the “Registrant” or “Prime”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prime Acquisition, Inc., a wholly-owned subsidiary of Prime (“Merger Sub”) and Broadband Maritime Inc. (“Broadband Maritime”).  The Merger Agreement provides that, at the effective time of the merger (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Broadband Maritime, with Broadband Maritime continuing as the surviving entity and a wholly-owned subsidiary of Prime (the “Merger”).  The requisite Broadband Maritime stockholder approval necessary to approve the Merger has not yet been obtained.  The Board of Directors of Prime has voted to voluntarily extend to its shareholders dissenters’ rights pursuant to the applicable provisions of Utah law; the corresponding shareholder approval has not yet been obtained.  The holders of a majority of the shares of Prime common stock have indicated an intention to vote in favor of the Merger.

Prime, as of the date of this Form 8-K, is an inactive public company without significant assets, liabilities or any business purpose.   Broadband Maritime Inc., is a development stage enterprise with a substantial accumulated deficit and no profits to date.  Broadband Maritime, a privately-held telecommunications engineering and service company, is engaged offering turn key, always-on Internet access to commercial shipping fleets.  Financial statements and pro forma financial information will be filed following the Effective Date.

Contemporaneously with the closing of the Merger, Prime will amend its Articles of Incorporation to change its name to BBM Holdings, Inc.

The aggregate merger consideration being paid by Prime to holders of Broadband Maritime capital stock for the outstanding preferred stock and common stock 24,442,098 shares of common stock of Prime.

At the Effective Time, each Broadband Maritime unexercised warrant and each unexercised vested and unvested option will be converted into a warrant or option, as applicable, for Prime common stock at a ratio of one share of Prime common stock per 59.5589330784 shares of common stock of Broadband Maritime and one share of Prime common stock per 0.0595589330784 share of Class A preferred stock of Broadband Maritime, as applicable.

Following the Merger, Prime will issue substitute warrants to holders of Broadband Maritime warrants that remain unexercised as of the Effective Time.  Prime estimates that the substituted unexercised Prime warrants will be exercisable for approximately 13,000,451 shares of Prime common stock.  The substituted warrants will retain the exercise period provided for at the time of their original grant, which in each case was 5 years.    The per share exercise price of the warrants, which ranged from $0.01 to $0.02, will be adjusted proportionately.

Following the Merger, Prime will issue substitute non-qualified options to holders of Broadband Maritime options that remain unexercised as of the Effective Time.  Prime estimates that the substituted unexercised Prime options will be exercisable for approximately 1,976,258 shares of Prime common stock, assuming a February 16, 2007, effective date of the Merger closing.  The substituted unvested options will retain the vesting schedules provided for at the time of their original grant, which ranged from three to five year vesting periods.

For a period of approximately twelve months following the Effective Time, three principals of Prime (Andrew W. Limpert, Terry M. Deru, and Scott E. Deru) will indemnify Prime for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement.

The conditions to closing for Prime under the Merger Agreement include, among others:

•     the Merger shall have been approved by both the shareholders of Prime and the shareholders of Broadband Maritime;

•     no court or other Governmental Entity (as defined in the Merger Agreement) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•     on or before February 15, 2007, Broadband Maritime shall have, in a private offering of its capital stock, sold or entered into binding subscriptions for the sale by it contemporaneously with the Closing, shares of its capital stock in an amount that will result in gross proceeds to Broadband Maritime of at least four million five hundred thousand dollars ($4,500,000);

•      the representations and warranties of Broadband Maritime set forth in the Merger Agreement shall be true and correct (giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained in the Merger Agreement) as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•     Broadband Maritime shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Prime shall have received a certificate signed on behalf of Broadband Maritime by an authorized officer of Broadband Maritime to such effect;

•      since January 15, 2007, there shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement);

•      Broadband Maritime shall have delivered to Prime, at the Closing, a Lockup Agreement from each of Broadband Maritime’s directors, executive officers (as defined in Exchange Act Rule 3b-7) and holders of ten percent (10%) or more of the outstanding Broadband Maritime voting securities (to be determined consistent with Exchange Act Rule 13d-3) pursuant to which each undertakes to not sell his, her or its shares of Prime common stock received as merger consideration on any public, secondary market for a period of 180 days from the effective date of a registration statement on Form SB-2 filed with the Securities and Exchange Commission registering such shares of Prime common stock;

Both Prime and Broadband Maritime have the right to terminate the Merger Agreement on and after April 30, 2007 if the other party has not satisfied its conditions to closing prior to that date.

Immediately following the Effective Date, the pre-Merger Prime shareholders would hold approximately 3.43%, and the shares issued by Prime in the Merger transaction would constitute approximately 96.57%, of the shares of BBM Holdings, Inc. on a fully diluted basis, including all outstanding options and warrants.

Forward Looking Statements

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding expectations for the acquisition of Broadband Maritime. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the merger transaction may not be completed by April 30, 2007, or at all; risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction; and risks related to any uncertainty surrounding the transaction. We caution investors not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

EXHIBITS:

2.

Agreement and Plan of Merger, dated January 15, 2007, with incorporated schedules.

99.

Press Release, dated January 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME RESOURCE, INC.

Date: January 18, 2007	/s/ Terry M. Deru
Terry M. Deru
President [and Chief Financial Officer]

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